Exhibit 99.1

For additional information, contact:
Joseph Stegmayer
Chairman and CEO
Phone: 602-256-6263
joes@cavco.com
On the Internet:
www.cavco.com

FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FOURTH QUARTER RESULTS
Sales increase 16% to $51.2 million
Income from continuing operations rises to $4.2 million
PHOENIX, AZ — (May 1, 2006) – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the fourth quarter and fiscal year ended March 31, 2006.
     Net sales for the fourth quarter of fiscal 2006 rose 16% to $51,216,000 from $44,043,000 for the fourth quarter of last year.
     Net income for the fourth quarter increased to $4,216,000 compared with $4,030,000 in the same period one year ago. Net income per share for the fourth quarter this year was $0.66 versus $0.64 last year based on basic weighted average shares outstanding and $0.62 versus $0.61 per share based on diluted weighted average shares outstanding. Net Income for the fourth quarter of fiscal 2005 included income from discontinued retail operations of $400,000 or $0.06 per share. Excluding the results of discontinued operations, income from continuing operations in the fourth quarter of last year was $3,630,000, or $0.58 per basic weighted average share and $0.55 per diluted weighted average share.
     For the fiscal year ended March 31, 2006, net sales climbed 20% to $189,503,000 from $157,435,000 for fiscal year 2005. Net income for the year increased 49% to $15,049,000 versus $10,127,000 for 2005. Net income per share was $2.38 based on basic weighted average shares outstanding and $2.23 based on diluted weighted average shares for fiscal year 2006 versus $1.61 and $1.54, respectively, for fiscal year 2005.
     Commenting on the quarter, Joseph Stegmayer, Chairman, President and Chief Executive Officer, said, “We are pleased to report excellent results for the fourth quarter and the fiscal year. We maintained a strong gross profit percentage although this measure was negatively impacted by higher raw material prices and by the start-up costs of the new Texas plant. The upward price movement of our purchased materials has shown no sign of relenting and while we are generally able to adjust our selling prices there is a time delay between the higher costs incurred and our realization of higher sales prices.”
     Mr. Stegmayer continued, “The Texas manufacturing facility has generated interest among buyers of park model and cabin homes and its start-up is progressing as planned. Our three plants in Arizona performed very well during the quarter. New models introduced at recent home shows were well received. Although we did experience a modest slowing of orders from the California market during the quarter, it remains healthy. Meanwhile we have seen continued improvement in demand in Arizona and Nevada. While we are certainly concerned about rising energy prices and the impact on our raw material, transportation, operating costs and on the economy in general, we are optimistic for continued growth in fiscal 2007.”
     Cavco’s senior management will hold a conference call to review these results tomorrow, May 2, 2006, at 12:00 p.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link, or the web site www.earnings.com. An archive of the webcast and presentation will be available for 90 days at these website addresses.
     Cavco Industries, Inc., headquartered in Phoenix, is the largest producer of manufactured homes in Arizona, based on wholesale shipments. The Company is also a leading producer of park model homes and vacation cabins in the United States.

     Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to, adverse industry conditions, the cyclical nature of our business, limitations on our ability to raise capital, curtailment of available financing in the manufactured housing industry, competition, our ability to maintain relationships with retailers, pricing and availability of raw materials and our lack of recent operating history as an independent public company, together with all of the other risks described in our filings with the Securities and Exchange Commission. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31,	March 31,
	2006	2005
ASSETS
Current assets
Cash	$15,122	$46,457
Short-term investments	42,900	—
Restricted cash	1,223	1,028
Accounts receivable	11,568	7,545
Inventories	12,733	10,262
Prepaid expenses and other current assets	1,446	1,202
Deferred income taxes	4,040	3,610

Total current assets	89,032	70,104

Property, plant and equipment, at cost:
Land	6,050	2,330
Buildings and improvements	6,744	5,045
Machinery and equipment	6,752	6,446

	19,546	13,821
Accumulated depreciation	(7,202)	(6,349)

	12,344	7,472

Goodwill	67,346	67,346

Total assets	$168,722	$144,922

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,269	$5,978
Accrued liabilities	26,384	21,544

Total current liabilities	32,653	27,522

Deferred income taxes	11,040	9,090

Commitments and contingencies

Stockholders’ equity
Preferred Stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common Stock, $.01 par value; 10,000,000 shares authorized; Outstanding 6,352,980 and 6,288,730 shares, respectively	64	63
Additional paid-in capital	121,417	119,998
Unamortized value of restricted stock	(63)	(313)
Retained earnings (accumulated deficit)	3,611	(11,438)

Total stockholders’ equity	125,029	108,310

Total liabilities and stockholders’ equity	$168,722	$144,922

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CAVCO INDUSTRIES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2006	2005	2006	2005
Net sales	$51,216	$44,043	$189,503	$157,435
Cost of sales	41,057	34,961	151,143	127,916

Gross profit	10,159	9,082	38,360	29,519
Selling, general and administrative expenses	4,102	3,322	16,367	14,245

Income from operations	6,057	5,760	21,993	15,274
Interest income	446	197	1,479	532

Income from continuing operations before income taxes	6,503	5,957	23,472	15,806
Income tax expense	2,287	2,327	8,675	6,229

Income from continuing operations	4,216	3,630	14,797	9,577
Income from discontinued retail operations less income taxes of $148 in the year ended March 31, 2006 and $250 and $350 in the three months and year ended March 31, 2005	—	400	252	550

Net income	$4,216	$4,030	$15,049	$10,127

Net income per share (basic):
Continuing operations	$0.66	$0.58	$2.34	$1.52
Discontinued retail operations	—	0.06	0.04	0.09

Net income	$0.66	$0.64	$2.38	$1.61

Net income per share (diluted):
Continuing operations	$0.62	$0.55	$2.19	$1.46
Discontinued retail operations	—	0.06	0.04	0.08

Net income	$0.62	$0.61	$2.23	$1.54

Weighted average shares outstanding:
Basic	6,345,980	6,288,730	6,318,070	6,288,730

Diluted	6,803,723	6,628,932	6,746,356	6,557,819

On January 6, 2005, Cavco Industries, Inc. announced that its Board of Directors had authorized a 2-for-1 split of its common stock in the form of a 100% stock dividend. The dividend was paid on January 31, 2005 to stockholders of record as of January 18, 2005. The information for the three months and year ended March 31, 2005 is presented as if this stock split had been completed as of the beginning of these periods.
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CAVCO INDUSTRIES, INC. AND SUBSIDIARY
Other Operating Data – Continuing Operations
(Dollars in thousands)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2006	2005	2006	2005
Net sales

Manufacturing	$49,749	$43,845	$183,672	$155,691
Retail	4,235	2,489	14,446	9,655
Less: Intercompany	(2,768)	(2,291)	(8,615)	(7,911)

Net Sales	$51,216	$44,043	$189,503	$157,435

Floor shipments — manufacturing	1,887	1,812	7,256	6,884

Average sales price per floor — manufacturing	$26,364	$24,197	$25,313	$22,616

Home shipments — manufacturing	1,083	1,050	4,251	3,992

Average sales price per home — manufacturing	$45,936	$41,757	$43,207	$39,001

Home shipments — retail	47	31	169	132

Capital expenditures	$583	$191	$5,795	$575

Depreciation	$227	$225	$923	$1,053

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